EXHIBIT 99.1

Kohlberg Capital Corporation Announces 2010 Financial Results

NEW YORK, March 7, 2011 (GLOBE NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) (the "Company") announced its 2010 financial results.

Financial Highlights

  Net investment income for 2010 was approximately $11.9 million, or $0.53 per share.

  During the year, declared dividends of $0.68 per share.

  Net change in unrealized losses on investments of approximately $8,323,000, or $0.37 per share.

  At December 31, 2010, the fair value of the Company's investments totaled approximately $191 million.

  Net asset value per share of $8.21 as of December 31, 2010 as compared to $9.56 as of December 31, 2009.

  Net realized loss of $17.9 million for 2010, or $0.79 per share.

"With the de-levering of our balance sheet that was completed on January 31, 2011, the Company now has the operational flexibility to re-invest in new transactions at higher spreads. Our current loan portfolio has a yield of approximately 9% which we believe we can increase during the course of 2011. Of equal importance, the de-levering did not have a negative impact on credit quality. As of the end of 2010, all but one of our CLO equity investments are distributing cash on average at a yield in the mid-20% at fair value and all previously accrued management fees payable to KDA have been paid and all KDA managed CLOs are current on all management fees and equity distributions."

Operating Results

For the year ended December 31, 2010, the Company reported total investment income of approximately $29.4 million, compared to approximately $33.9 million, in the prior year period. Investment income from debt securities decreased $9.7 million, from approximately $24.20 million in 2009 to approximately $14.4 million in 2010 due to a reduction in size of our loan portfolio primarily due to lower average investment balances on which interest is earned. The decrease in average assets is primarily due to paydowns and settlements during 2010. In addition, investment income from CLO fund securities was approximately $10.2 million in 2010, and Katonah Debt Advisors, the Company's wholly-owned asset manager, paid a cash dividend to the Company of $4.5 million.

Expenses for 2010 totaled approximately $17.5 million as compared to approximately $15.5 million in 2009. The increase in expenses is primarily attributed to interest expenses and professional fee expenses. Interest expenses are lower due to the reduction in advances outstanding on the Company's credit facility which, as of January 31, 2011, has been repaid in full. Professional fee expenses are higher by approximately $4 million relative to the prior year due to increased legal expenses (approximately $2 million), accounting (approximately $1 million) and valuation services (approximately $450,000).  This increase in professional fees is primarily related to legal proceeding and our complaint against our lenders and additional legal, accounting and valuation costs related to the restatement (and defense on the related class-action and SEC investigation) of our year-end 2008 and first-and second- quarter 2009 financial statements.

Realized losses for 2010 were approximately $17.9 million, and $15.8 million in 2009. Net investment income 2010 was approximately $11.9 million or $0.53 per share, compared to approximately $18.4 million, or $0.83 per share for 2009.

The net change in unrealized losses 2010 totaled approximately $8,323,000, as compared to unrealized gains of $31.9 million in 2009.

Investment Portfolio

Kohlberg Capital Corporation's portfolio fair value was $191 million as of December 31, 2010. The following table shows the composition of the Company's portfolio by security type at December 31, 2010 as compared to the prior year ended December 31, 2009:

	December 31, 2010			December 31, 2009
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Time Deposits	$ 720,225	$ 720,225	—%	$ 126	$ 126	—%
Money Market Account	210,311	210,311	—	—	—	—
Senior Secured Loan	34,183,551	22,001,256	13	179,425,767	159,075,586	39
Junior Secured Loan	76,896,867	63,944,003	33	129,016,237	114,920,499	28
Mezzanine Investment	10,744,496	250,000	—	28,606,852	19,235,444	5
Senior Subordinated Bond	4,320,596	4,490,709	2	3,007,167	2,415,000	1
Senior Unsecured Bond	—	—	—	2,000,000	1,710,000	—
Preferred	650,961	607,921	—	—	—	—
CLO Fund Securities	68,280,200	53,031,000	28	68,195,049	48,971,000	12
Equity Securities	13,232,266	4,437,871	2	12,365,603	4,713,246	1
Affiliate Asset Managers	44,532,329	41,493,000	22	40,751,511	58,064,720	14
Total	$ 253,771,802	$ 191,186,296	100%	$ 463,368,312	$ 409,105,621	100%

¹ Represents percentage of total portfolio at fair value.

The Company's loan and bond portfolio (excluding its investment in CLO fund securities, short-term investments and affiliate asset managers discussed further below) as of December 31, 2010 totaled $91 million at fair value, of which 94% are secured loans. The cost of such investments was $126.5 million, representing a fair value discount to cost of 28% or approximately $1.57 per outstanding share. As of December 31, 2010, the Company had no exposure to mortgage securities, consumer borrowings or related asset backed securities. The weighted average yield on the Company's loan and bond portfolio at December 31, 2010 was approximately 8.6%.

The portfolio of middle market corporate loan and debt securities at quarter end, representing 48% of the total investment portfolio, was spread across 16 different industries and 24 different entities with an average balance per entity of approximately $3 million. As of December 31, 2010, all but five issuers or approximately 4.1% of total investments at fair value were current on their debt service obligations.

Investment in CLO Fund Securities

As of December 31, 2010, the Company's investment at fair value in CLO Fund securities was approximately $53 million. The underlying assets in each of the CLO funds are generally diversified secured and unsecured corporate debt and do not include any asset backed securities, such as those secured by commercial or residential mortgages. Although CLO fund securities continue to experience manageable default rates and strong net interest cash flows, rating downgrades of underlying loan assets in certain of the Company's older CLO funds resulted in the temporary suspension of distributions to the junior CLO fund securities in the Company's investment portfolio in order to repay indebtedness and thus de-lever such CLO funds. Our largest two CLO fund investments, Katonah X CLO Ltd. and Katonah 2007-1 CLO Ltd., both managed by our wholly-owned asset manager, Katonah Debt Advisors, represented 81% of our investments in CLO fund securities at December 31, 2010, have performed since inception and have not been subject to any suspension of distributions. During 2010, the Grant Grove CLO, Ltd., Katonah IX CLO Ltd., Katonah VIII CLO Ltd., and Katonah VII CLO Ltd. investments resumed their distributions to the junior CLO fund securities held by the Company. One CLO Fund security, not managed by Katonah Debt Advisors, representing a fair value of $1,000, is not currently providing a dividend payment to the Company.

Investment in Asset Manager

At December 31, 2010, the Company's investment at fair value in affiliate asset managers, including Katonah Debt Advisors, was approximately $41 million as compared to approximately $58 million at December 31, 2009. Katonah Debt Advisors' assets under management at December 31, 2010 totaled approximately $2.1 billion. During 2009 and 2010, certain CLO funds deferred the payment of their subordinate management fees (senior management fees have all been paid on a current basis) to Katonah Debt Advisors. In 2010, all those CLO Funds which deferred payment of their subordinated management fees regained compliance with all applicable covenants and resumed their full distributions of both senior and subordinated management fees and began to pay the accrued and unpaid subordinate fees from prior periods. As of December 31, 2010, approximately $5 million of previously accrued subordinate management fees have been paid to Katonah Debt Advisors. Currently, all CLO Funds managed by Katonah Debt Advisors are paying both their senior and subordinated management fees on a current basis.

Liquidity and Capital Resources

At December 31, 2010, Kohlberg Capital had unrestricted cash and time deposits of approximately $10.9 million, total assets of approximately $279.8 million and stockholders' equity of $186.9 million. The Company's net asset value per common share was $8.21. Debt outstanding under our secured credit facility (the "Facility") was $87 million, resulting in a 315% asset coverage ratio, well above the minimum 200% required by the Investment Company Act of 1940. As of January 31, 2011, the Company repaid in full the outstanding balance of the facility and has no debt outstanding.

Prior to the payoff of our outstanding indebtedness on January 31, 2011, our borrowings were through a secured financing facility (the "Facility"). In connection with the Facility, we were party to a Loan Funding and Servicing Agreement, dated as of February 14, 2007 (as amended, the "LFSA"), by and among us, as the servicer, our wholly-owned, special-purpose bankruptcy remote subsidiary, Kohlberg Capital Funding LLC I, as the borrower, BMO Capital Markets Corp, as the agent (the "Agent"), U.S. Bank National Association, a national banking association, as the trustee (the "Trustee") and the other Lender Parties and other parties thereto (the "Lender Parties").  As previously reported, the LFSA was modified on September 20, 2010 pursuant to a Forbearance and Settlement Agreement (the "Settlement Agreement") with the Agent and Lender Parties, pursuant to which we and the Agent and the Lender Parties agreed to settle all outstanding claims thereunder and in connection with litigation previously initiated by us against the Agent and the other Lender Parties.

Prior to entering into the Settlement Agreement, the interest on outstanding amounts under the Facility accrued at a rate equal to 0.85% above the prime rate plus 0.75%, or approximately 4.9%, and we had been paying interest at such rate under protest.  Under the terms of the Settlement Agreement, commencing on September 10, 2010, the advances under the Facility accrued interest at the rate provided for under the LFSA prior to the occurrence of a termination event, equal to 0.85% above the prevailing commercial paper rate, or approximately 1.2% as of such date. Under the terms of the Settlement Agreement, we calculated the advances outstanding under the Facility after consideration of amortization and pre-payments in the next scheduled distribution to the lenders.  As of December 31, 2010, the Company's advances outstanding, calculated in accordance with the Settlement Agreement, were approximately $87 million.  Under the Settlement Agreement, the Company was also obligated to maintain an overcollateralization ratio of at least 115%.  As of December 31, 2010, our overcollateralization ratio was 177%.  As a BDC, we are limited in the amount of leverage we can incur and are required to meet a coverage ratio of total asset to total senior securities of at least 200% before incurring new debt.  As of December 31, 2010, our asset coverage ratio was 315%. We were in compliance with all covenants and terms set forth in the Settlement Agreement at December 31, 2010.

On January 31, 2011, we repaid in full the outstanding balance under the Facility in advance of the scheduled forbearance date of February 28, 2011. As a result, we have no outstanding indebtedness and the Lender Parties released to us approximately $73 million of collateral previously securing the Facility and also paid to us a $2 million cash settlement. In order to pay off the Facility, we utilized proceeds received from the paydown, principal amortization or sale of portfolio loan investments totaling approximately $133 million together with available cash.

Dividend

Generally, the Company seeks to fund dividends to shareholders from current and distributable earnings, primarily from net interest and dividend income generated by its investment portfolio and any distributions from Katonah Debt Advisors. The Company announced a regular quarterly dividend of $0.17 per share on December 13, 2010. The record date for this dividend was December 24, 2010 and the dividend was paid on January 29, 2011. For the year ended December 31, 2010, the Company declared dividends of $0.68. Tax characteristics of all dividends will be reported to stockholders on form 1099-DIV after the end of the calendar year.

The Company has adopted a dividend reinvestment plan that provides for reinvestment of our dividends on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, our stockholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

Kohlberg Capital Corporation will hold a conference call on Friday, March 11, 2011 at 9:00 a.m. Eastern Standard Time to discuss its 2010 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 877-710-0209. A replay of the call will be available from 12:00 p.m. on March 11, 2011 until 11:59 p.m. Eastern Time on March 18, 2011. The dial in number for the replay is 800-642-1687 and the conference ID is 48599057. Additional information regarding the fair value of the Company's debt investments can also be found on the Company's website http://www.kohlbergcapital.com in the Investor Relations section under Events.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website http://www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for approximately 90 days on our website in the Investor Relations section under Events.

About Kohlberg Capital Corporation (KCAP)

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at http://www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KOHLBERG CAPITAL CORPORATION
BALANCE SHEETS

	As of December 31, 2010	As of December 31, 2009

ASSETS
Investments at fair value:
Time deposits (cost: 2010 -- $720,225; 2009 -- $126)	$ 720,225	$ 126
Money market account (cost: 2010 -- $210,311; 2009 -- $0)	210,311	—
Debt securities (cost: 2010 -- $126,545,510; 2009 -- $342,056,023)	91,042,928	297,356,529
CLO fund securities managed by non-affiliates (cost: 2010 -- $15,690,982; 2009 -- $15,685,858)	4,921,000	4,021,000
CLO fund securities managed by affiliate (cost: 2010 -- $52,589,218; 2009 -- $52,509,191)	48,110,000	44,950,000
Equity securities (cost: 2010 -- $13,483,227; 2009 -- $12,365,603)	4,688,832	4,713,246
Asset manager affiliates (cost: 2010 -- $44,532,329; 2009 -- $40,751,511)	41,493,000	58,064,720
Total Investments at fair value	191,186,296	409,105,621
Cash	10,175,488	4,140,408
Restricted cash	67,023,170	18,696,023
Interest and dividends receivable	2,574,115	3,836,031
Receivable for open trades	7,681,536	2,953,500
Accounts Receivable	851,020	—
Due from affiliates	—	44,274
Other assets	331,061	640,200
Total assets	$ 279,822,686	$ 439,416,057

LIABILITIES
Borrowings	$ 86,746,582	$ 218,050,363
Accounts payable and accrued expenses	2,337,767	3,057,742
Dividend payable	3,812,670	4,412,228
Total liabilities	$ 92,897,019	$ 225,520,333

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 22,767,130 and 22,363,281 common shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively.	$ 224,274	$ 220,611
Capital in excess of par value	282,794,025	283,074,233
Accumulated undistributed net investment income	818,664	1,326,380
Accumulated net realized losses	(34,325,792)	(16,462,808)
Net unrealized depreciation on investments	(62,585,504)	(54,262,692)
Total stockholders' equity	$ 186,925,667	$ 213,895,724
Total liabilities and stockholders' equity	$ 279,822,686	$ 439,416,057
NET ASSET VALUE PER COMMON SHARE	$ 8.21	$ 9.56

KOHLBERG CAPITAL CORPORATION
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2010	2009	2008

Investment Income:
Interest from investments in debt securities	$ 14,409,069	$ 24,157,213	$ 33,386,213
Interest from cash and time deposits	21,531	17,956	251,287
Dividends from investments in CLO fund securities managed by non-affiliates	1,837,024	1,296,349	5,946,736
Dividends from investments in CLO fund securities managed by affiliate	8,371,007	8,025,695	6,624,742
Dividends from affiliate asset manager	4,500,000	—	1,350,000
Capital structuring service fees	215,233	399,338	1,653,232
Total investment income	29,353,864	33,896,551	49,212,210

Expenses:
Interest and amortization of debt issuance costs	7,088,202	9,276,563	10,925,624
Compensation	3,322,895	3,222,604	3,940,638
Professional fees	5,411,499	1,691,832	1,992,142
Insurance	419,942	359,062	286,456
Administrative and other	1,214,207	990,835	1,361,433
Total expenses	17,456,745	15,540,896	18,506,293

Net Investment Income before Income Tax Expense	11,897,119	18,355,655	30,705,917
Excise taxes	—	(25,000)	—
Net Investment Income	11,897,119	18,330,655	30,705,917
Realized And Unrealized Gains (Losses) On Investments:
Net realized gain (loss) from investment transactions	(17,862,984)	(15,782,121)	(575,179)
Net change in unrealized appreciation (depreciation) on:
Debt securities	9,196,912	25,300,586	(57,514,397)
Equity securities	(1,142,038)	(7,485,064)	124,406
CLO fund securities managed by affiliate	3,079,974	12,986,453	(20,989,960)
CLO fund securities managed by non-affiliates	894,877	(473,907)	(5,705,371)
Affiliate asset manager investments	(20,352,537)	1,526,668	(9,328,824)
Net realized and unrealized appreciation (depreciation) on investments	(26,185,796)	16,072,615	(93,989,325)
Net Increase (Decrease) In Stockholders' Equity Resulting From Operations	$ (14,288,677)	$ 34,403,270	$ (63,283,408)
Net Increase (Decrease) in Stockholders' Equity Resulting from Operations per Common Share—Basic and Diluted	$ (0.63)	$ 1.56	$ (3.09)
Net Investment Income Per Common Share—Basic	$ 0.53	$ 0.83	$ 1.50
Net Investment Income Per Common Share—Diluted	$ 0.53	$ 0.83	$ 1.50
Net Investment Income and Net Realized Gains (Losses) Per Common Share—Basic	$ (0.26)	$ 0.12	$ 1.47
Net Investment Income and Net Realized Gains (Losses) Per Common Share—Diluted	$ (0.26)	$ 0.12	$ 1.47
Weighted Average Shares of Common Stock Outstanding—Basic	22,283,088	22,105,800	20,455,322
Weighted Average Shares of Common Stock Outstanding—Diluted	22,283,088	22,105,800	20,455,322
CONTACT: Kohlberg Capital Corporation
         Investor Relations
         Denise Rodriguez
         (212) 455-8300
         info@kohlbergcapital.com